UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 21, 2017
Date of Report (Date of earliest event reported)
CASTLIGHT HEALTH, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-36330 (Commission File Number)	26-1989091 (I.R.S. Employer Identification Number)
______________________________________
150 Spear Street, Suite 400
San Francisco, CA 94105
(Address of principal executive offices)

(415) 829-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 2.02 Results of Operations and Financial Condition.
On October 25, 2017, Castlight Health, Inc. (“Castlight”) issued a press release announcing its results for the three and nine months ended September 30, 2017. The press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 2.02, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed by Castlight with the U.S. Securities and Exchange Commission (“SEC”), whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in such filing (or any reference to this Current Report on Form 8-K generally), except as shall be expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
Each of Giovanni Colella and James Currier, each a member of the Board of Directors (the “Board”) of Castlight, notified Castlight of his decision to resign from the Board, effective as of October 25, 2017. Dr. Colella serves as Chairman of the Board and Mr. Currier serves on the Audit Committee. Each of Dr. Colella’s and Mr. Currier’s decision to resign, to the knowledge of Castlight’s executive officers, was not the result of any disagreement with Castlight on any matter relating to Castlight’s operations, policies or practices.
In connection with Mr. Colella’s and Mr. Currier’s resignations, Dr. Roberts was appointed as Chairman of the Board and Michael Eberhard was appointed to serve on the Audit Committee of the Board, in each case effective as of October 25, 2017.
(d)
On October 21, 2017, the Board appointed Seth Cohen as a member of the Board, effective as of January 1, 2018. Mr. Cohen will serve as a Class I director whose current term will expire at Castlight’s 2018 Annual Meeting of Stockholders when the Class I directors will next be elected by Castlight’s stockholders. Mr. Cohen will be compensated on the same basis as all other non-employee directors of Castlight, including (i) an annual cash retainer as described in more detail in Castlight’s definitive proxy statement filed with the SEC on May 1, 2017, (ii) an initial award upon such individual joining the Board, consisting of restricted stock units (“RSUs”) to acquire shares of Castlight’s Class B common stock calculated by dividing $210,000 by the closing price of Castlight’s Class B Common stock on the date of grant of the RSUs, and (iii) an equity award following each annual meeting of Castlight’s stockholders consisting of RSUs to acquire shares of Castlight’s Class B common stock calculated by dividing $140,000 by the closing price of the Class B Common stock on the date of grant of the RSUs. Pursuant to the terms of Mr. Cohen’s outstanding equity award grants, he will continue to vest in his current equity for as long as he continues to serve as a director.
Castlight intends to enter into its standard form of indemnity agreement with Mr. Cohen, in substantially in the form filed as Exhibit 10.1 to Castlight’s Registration Statement on Form S-1, as amended (File No. 333-193840), filed with the SEC on March 3, 2014, which form of agreement is incorporated by reference herein.
There are no arrangements or understandings pursuant to which Mr. Cohen is to be elected as a director, and there are no related party transactions between Castlight and Mr. Cohen reportable under Item 404(a) of Regulation S-K.
(e)
In connection with the departure of Dr. Colella and Mr. Currier from the Board, the Board has approved 100% acceleration of each of Dr. Colella’s and Mr. Currier’s outstanding unvested options to purchase Class B Common Stock and outstanding unvested Restricted Stock Units as of October 25, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated October 25, 2017, entitled “Castlight Health Announces Third Quarter 2017 Results”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASTLIGHT HEALTH, INC.
Date: October 25, 2017	By:	/s/ Siobhan Nolan Mangini
Siobhan Nolan Mangini
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated October 25, 2017, entitled “Castlight Health Announces Third Quarter 2017 Results”